109813.00100/11802266v.1
                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of Earliest Event Reported): July 7, 2008

                    HALIFAX CORPORATION OF VIRGINIA
        (Exact name of registrant as specified in its charter)



     Virginia             1-08964                54-0829246
  (State or other      (Commission File       (I.R.S. Employer
  jurisdiction of           Number)         Identification No.)
  incorporation)

        5250 Cherokee Avenue, Alexandria, Virginia        22312
       (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code:(703)658-2400

                                  N/A
 Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

     On July 7, 2008, we entered into Loan and Security Agreement, referred to as the Loan Agreement, with Textron Financial Corporation, referred to as the lender. The Loan Agreement replaced our Fourth Amended and Restated Loan and Security Agreement dated as of June 29, 2007 with Provident Bank, which terminated on June 30, 2008, referred to as the Old Credit Facility.

     The Loan Agreement has a term of three years (this three year term is referred to as the initial term) and will automatically renew after the completion of the initial term for additional one year terms unless terminated by the lender or us. We may terminate the Loan Agreement by giving written notice of termination to the Lender at least 90 days prior to the end of the relevant term. The Lender may terminate the Loan Agreement at the expiration of the initial term or any renewal term by giving written notice of termination at least 60 days prior to the effective date of the termination and at any time during the existence of an event of default. We may terminate the Loan Agreement early upon payment in full of the principal amount outstanding and any other obligations we owe to the Lender provided that we pay an early termination fee of 2% of the credit limit if we terminate the Loan Agreement within the first year of the Loan Agreement (if termination is caused by a change in control, the percentage will be reduced to 1%) and such termination fee is reduced to 1% of the credit limit if terminated after the first year of the Loan Agreement. The lender is also entitled to the early termination fee upon an occurrence of an event of default relating to our becoming insolvent or bankrupt, even if the lender does not exercise its right of termination.

     Under the revolving credit facility of the Loan Agreement, we may borrow an amount equal to the lesser of (a) $4,000,000 or (b) the sum of (i) up to the eligible accounts advance rate of the aggregate amount of eligible accounts and (ii) up to the eligible pre-billed accounts rate of the aggregate amount of eligible pre-billed accounts in an amount not to exceed the eligible pre-billed accounts sublimit. The Lender may establish reserves against the amount we may borrow as it determines in its sole discretion are necessary to reflect events, conditions, contingencies or risks which may affect the collateral securing the revolving credit facility or our financial condition. The lender may also reduce the eligible accounts advance rate to a lesser amount the lender determine in its sole credit discretion if our borrower's dilution at any time exceeds the maximum dilution percentage. The eligible accounts advance rate, eligible pre-billed accounts, eligible pre-billed accounts sublimit, eligible accounts, collateral, dilution and maximum dilution are defined in the Loan Agreement. Advances under the Loan Agreement are collateralized by a first priority security interest on all of our personal property as set forth in the Loan Agreement. Each of Halifax Engineering, Inc., Halifax Realty, Inc. and Halifax Alphanational Acquisition, Inc. are guarantors under the Loan Agreement. Additionally, Charles McNew and Joseph Sciacca have limited personal guarantees under the Loan Agreement. As of July 1, 2008, we were eligible to borrow up to
$4,000,000. We used approximately $2.5 million to pay off the amount outstanding under the Old Credit Facility.

     Interest accrues on the outstanding balance at a variable rate, adjusted daily, equal to prime plus 2.75%. Prime generally means the greater of (a) 5% or (b) the prime commercial rate of interest per annum as announced from time to time on-line by the Wall Street Journal. All interest accrued on the outstanding principal balance will be calculated on the basis of a year of 360 days and the actual number of days elapsed in each month. Upon an event of default, the interest rate on the unpaid balance will immediately be increased by 3%. We must pay accrued interest monthly, in arrears. Accrued interest and fees will be added to the unpaid principal amount on the day such amounts are due, unless the lender elects to invoice us for such amounts. At June 30, 2008, the interest rate was 7.75%.

     We are required to pay to the lender a monthly servicing fee of $2,500. We are also required to pay a credit facility fee in the amount of 1.0% of the credit limit, which was due on the effective date of the Loan Agreement and 0.5% on each anniversary of the effective date of the Loan Agreement. We will also be required to pay a field examination fee for each fee examination performed by the lender.

     We must pay to the lender all revenues received by us. Following credit for collected funds, the lender has 3 business days as float days for which it may not apply such funds against the principal outstanding. Lender is entitled to charge us for the float days at the interest rate on all collections received. We must maintain a lock-box for collection of accounts at a bank designated by the lender. Lender may charge our accounts or advance funds under the revolving credit facility to make any payments of principal, interest, fees, costs or expenses required to be made by us under the Loan Agreement.

     Events of default, include, but are not limited to: (i) our failure to make a payment on any obligation of borrowed money or other indebtedness or observe a convent which results in the payment of such obligation to be due before its stated maturity, (ii) the lender determining that an adverse change has occurred in our financial condition or business prospects or the prospect for payment or performance of any covenant, agreement or obligation under the Loan Agreement is impaired, (iii) bankruptcy, reorganization or insolvency proceedings are instituted by or against us, (iv) a settlement, judgment or order for the payment of money by us in excess of $100,000,
(v) any loss, theft, damage or destruction of any item or items of collateral or our other property which materially and adversely affects the property, business, operations, prospects, or condition of us, (vi) an overadvance arises which was not approved by lender, and (vii) we move any collateral to, or stores or maintains any collateral at, any location other than as stated in the Loan Agreement.

     The Loan Agreement provides that upon the occurrence of an event of default, the lender may, without notice, (i) discontinue making any further advances under the revolving credit facility, (ii) terminate the Loan Agreement, (iii)declare all our obligations under the Loan Agreement, including principal amount outstanding and accrued interest, to be immediately due and payable, (iv) take possession of all or any portion of the collateral, (v) use, without charge, any of our patents, copyrights, trade names, trade secrets, trademarks, advertising materials or any license therefore or any property of a similar nature, in advertising for sale and selling any of the collateral, (vi) renew, modify or extend any account, grant waivers or indulgences with respect to any account, accept partial payments on any account, release, surrender or substitute any security for payment of any account or compromise with, or release, any person liable on any account in such a manner as lender may, in its sole discretion deem advisable, all without affecting or diminishing our obligations; and (vii) obtain the appointment of a receiver, trustee, or similar official over us to effect all of the transactions contemplated by the Loan Agreement or as is otherwise necessary to perform the Loan Agreement. Additionally, the Loan Agreement provides that upon the occurrence of an event of default, the lender may, with notice, sell or otherwise dispose of all or any portion of the collateral at public or private sale for cash or credit.

     The Loan Agreement contains representations, warranties and covenants that are customary in connection with a transaction of this type. The Loan Agreement contains certain covenants including, but not limited to: (i) notifying the lender of any amounts due and owing in excess of $50,000 that are in dispute by any account debtor on an eligible account or eligible pre-billed account, (ii) the immediate payment of any excess amount above the credit limit plus accrued interest and other charges owed with respect to such excess amount,
(iii) in the event accounts arise out of government contracts, we will assign to the lender all amounts due under government contracts, (iv) we may not make a change in management, enter into any merger or consolidation, or liquidate, wind up or dissolve, or convey, lease, sell, transfer or otherwise dispose of any substantial portion of our business or property or acquire all or substantially all of the assets or business of any other company, person or entity, (v) without lender's prior written consent, we may not encumber the collateral in favor of any person other than lender, other than (a) the permitted prior encumbrances on equipment; or (b) liens permitted under the terms of any intercreditor agreements, (vi) without lender's prior written consent, we may not sell, consign, lease, license or remove from our business locations any of our assets except that, so long as no event of default has occurred, we may sell inventory in the ordinary course of our business (any sale or exchange of inventory in satisfaction of our indebtedness will not be a sale of inventory in the ordinary course of business) and may sell or dispose of obsolete assets which we have determined, in good faith, not to be useful in the conduct of our business and which, in any fiscal year, do not have an aggregate fair market value in excess of the $100,000, (vii) we may not make any loan or contribute money, goods or services to any person, or borrow money or incur any indebtedness from any person, or guaranty or agree to become liable for any obligation of, any person, other than: (a) loans to our employees for reimbursable expenses incurred by such employees in the normal course of our business; (b) extensions of credit in the ordinary course of business to our customers; (c) purchase money indebtedness incurred solely for the purchase of equipment; and (d) indebtedness identified in the Loan Agreement, (viii) we may not make capital expenditures of any kind or nature, including leases of property which are required to be capitalized on our balance sheet, in an aggregate amount in excess of the $250,000 in any fiscal year, (ix) we may not declare or pay any dividend upon, make any distribution with respect to, or purchase, redeem or otherwise acquire any of our capital stock or increase, whether by election, promotion or otherwise, the aggregate salaries and other compensation paid to our officers by more than 10% in any fiscal year, (x) we may not cause, permit, or suffer, directly or indirectly a change in control (as defined in the Loan Agreement), (xi) we may not enter into or be a party to certain agreements and transactions with an interested party (as defined in the Loan Agreement) or borrower affiliate (as defined in the Loan Agreement), and (xii) we may not make any payment with respect to indebtedness that is subordinate to our obligations under the Loan Agreement except as specifically provided for in an intercreditor agreement. The Loan Agreement also contains certain financial covenants which we are required to maintain including, but not limited to, maintaining an adjusted tangible net worth that is not less than $0 and not permit our accounts receivable turnover days to exceed 75 days.

     There can be no assurances we will be able to comply with the covenants or other terms contained in the Loan Agreement. We may not be successful in obtaining a waiver of non-compliance with these financial covenants. If we are unable to comply with the covenants or other terms of the Loan Agreement, absent a waiver, we will be in default of the Loan Agreement and the lender can take any of the actions discussed above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1.  Loan and Security Agreement with Textron Financial Corporation

                               SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HALIFAX CORPORATION OF VIRGINIA



Date:  July 9, 2008           By:  /s/Joseph Sciacca
                                   Joseph Sciacca
                                   Vice President, Finance & CFO

                             EXHIBIT INDEX

10.1.  Loan and Security Agreement with Textron Financial Corporation